As filed with the Securities and Exchange Commission on December 18, 2025
Registration Nos. 333-211414
333-188294
333-170047
333-143393
333-101545
333-61686
333-38062

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
____________________

POST EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-211414
POST EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-188294
POST EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-170047
POST EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-143393
POST EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-101545
POST EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-61686
POST EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-08062
UNDER THE SECURITIES ACT OF 1933
____________________
Markel Group Inc.
(Exact name of registrant as specified in its charter)
____________________

Virginia	54-1959284
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4521 Highwoods Parkway Glen Allen, Virginia	23060-6148
(Address of Principal Executive Offices)	(Zip Code)
Markel Corporation 2016 Employee Stock Purchase and Bonus Plan
Alterra Capital Holdings Limited 2008 Stock Incentive Plan
Alterra Capital Holdings Limited 2006 Equity Incentive Plan
Alterra Capital Holdings Limited 2000 Stock Incentive Plan
Aspen Holdings, Inc. 2008 Stock Option Plan
Aspen Holdings, Inc. 2008 Stock Option Plan for Non-Employee Directors
Markel Corporation Employee Stock Purchase and Bonus Plan
Markel Corporation 1986 Stock Option Plan
The Octavian Syndicate Management Limited 1996 Stock Option Plan
Markel Corporation Retirement Savings Plan
(Full title of the plans)
Richard R. Grinnan
Senior Vice President, Chief Legal Officer and Secretary
4521 Highwoods Parkway
Glen Allen, Virginia 23060-6148
(804) 747-0136
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financing accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statements on Form S-8 (File Nos. 333-211414, 333-188294, 333-170047, 333-143393, 333-101545, 333-61686, and 333-38062) (the Registration Statements) of Markel Group Inc., a Virginia corporation (formerly known as Markel Corporation, the Registrant), which originally registered an aggregate of 779,094 of its common shares, no par value per share (Markel Group common shares), for issuance to participants in the Markel Corporation 2016 Employee Stock Purchase and Bonus Plan, Alterra Capital Holdings Limited 2008 Stock Incentive Plan, Alterra Capital Holdings Limited 2006 Equity Incentive Plan, Alterra Capital Holdings Limited 2000 Stock Incentive Plan, Aspen Holdings, Inc. 2008 Stock Option Plan, Aspen Holdings, Inc. 2008 Stock Option Plan for Non-Employee Directors, Markel Corporation Employee Stock Purchase and Bonus Plan, Markel Corporation 1986 Stock Option Plan, The Octavian Syndicate Management Limited 1996 Stock Option Plan, and Markel Corporation Retirement Savings Plan (the Plans) and, in the case of the Markel Corporation Retirement Savings Plan, an indeterminate number of participation interests.

In accordance with the undertakings made by the Registrant to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offerings, the Registrant is filing this Post-Effective Amendment No. 1 solely for the purpose of deregistering any and all securities previously registered under the Registration Statements that remain unsold, and to terminate the effectiveness of the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Henrico, Commonwealth of Virginia, on December 18, 2025.

MARKEL GROUP INC.

By: /s/ Richard R. Grinnan
Richard R. Grinnan
Senior Vice President, Chief Legal Officer and
Secretary

No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statements on behalf of the Registrant in reliance upon Rule 478 under the Securities Act.

Pursuant to the requirements of the Securities Act of 1933, the administrative committee of the Markel Group Inc. Retirement Savings Plan (formerly the Markel Corporation Retirement Savings Plan) has duly caused this Post-Effective Amendment No. 1 to Registration Statement 333-61686 to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Henrico, Commonwealth of Virginia, on December 18, 2025.

MARKEL GROUP INC. RETIREMENT SAVINGS PLAN

By: /s/ Susan L. Davies
Susan L. Davies
EVP and Chief Human Resources Officer,
Markel Insurance
Employee Benefit Plan Committee Member

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